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[LINCOLN FINANCIAL GROUP(R) LOGO]
                                                                       Exhibit 9

                                                                  LAW DEPARTMENT
                                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                                               350 CHURCH STREET
                                                              HARTFORD, CT 06301

                                                               SCOTT C. DUROCHER
                                                        ASSISTANT VICE PRESIDENT
                                                              AND SENIOR COUNSEL
                                                             Phone: 860-466-1222
                                                          Scott.Durocher@LFG.com
May 16, 2014

VIA EDGAR

Lincoln Life & Annuity Company of New York
200 Madison Street, 18th Floor
Syracuse, NY 13202

Re:  Lincoln New York Account N for Variable Annuities
     Lincoln Investor Advantage(SM) Fee-Based
     (File Nos. 811-09763; 333-193277)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln New York Account N for Variable Annuities (the "Account"), a segregated account of Lincoln Life & Annuity Company of New York ("Lincoln New York"), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln New York.

I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Amendment to the Registration Statement on Form N-4.

Sincerely,

/s/ Scott C. Durocher

Scott C. Durocher